Exhibit 99.2

AMENDMENT TO

RESTRICTED STOCK AWARD AGREEMENT
under the
UNITED DOMINION REALTY TRUST, INC.
1999 LONG-TERM INCENTIVE PLAN

      This Amendment (the “Amendment”) to the Thomas W. Toomey Restricted Stock Award Agreement dated February 27, 2003 (the “Award Agreement”) of United Dominion Realty Trust, Inc., a Maryland corporation (the “Corporation”), amends Section 2 of the Award Agreement. This Amendment has been duly adopted by the Compensation Committee of the Board of Directors of the Corporation on December 31, 2004.

Section 2 of the Award Agreement is hereby amended in its entirety to read as follows:

2. Vesting of Restricted Stock. Unless the exercisability of this Agreement is accelerated in accordance with Article 14 of the Plan, 100% of the Shares subject to this Agreement shall vest on February 4, 2009.

All other terms and provisions set forth in the Award Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, the undersigned have acknowledged this Amendment as of the 31st day of December, 2004.

UNITED DOMINION REALTY TRUST, INC.

By:	/s/ CHRISTOPHER D. GENRY

Christopher D. Genry Executive Vice President and Chief Financial Officer

GRANTEE:

By:	/s/ THOMAS W. TOOMEY

Thomas W. Toomey